                                                                      EXHIBIT 10


                                AGREEMENT BETWEEN
                              RNETHEALTH.COM, INC.
                                       AND
                              UNIVERSITY OF FLORIDA
                                       FOR
                 MEDICAL DIRECTOR AND CLINICAL CONTENT SERVICES

        THIS AGREEMENT (this "Agreement"), effective as of the date of its execution ("Effective Date") by and between RNETHEALTH.COM, INC. ("RNETHEALTH" herein), and the UNIVERSITY OF FLORIDA ("UNIVERSITY" herein), FOR AND ON BEHALF OF THE BOARD OF REGENTS OF THE STATE OF FLORIDA, FOR THE BENEFIT OF THE DEPARTMENT OF PSYCHIATRY, COLLEGE OF MEDICINE, UNIVERSITY OF FLORIDA,

                              W I T N E S S E T H :

        WHEREAS, RNETHEALTH is in need of constantly updated clinical content materials for its business (which includes the dissemination of such material on RNETHEALTH's public and commercial websites; and RNETHEALTH desires to engage UNIVERSITY to provide such services; and

        WHEREAS, UNIVERSITY has among its faculty qualified physicians who are available to develop and update clinical content materials for RNETHEALTH, and desires to provide such services for RNETHEALTH; and

        WHEREAS, UNIVERSITY, in its educational programs for the development of medical professionals, has responsibility for the training of resident physicians, who are agents or employees of the State of Florida, and who require clinical education in various medical disciplines to complete their professional development; and

        WHEREAS, the educational programs of UNIVERSITY will be enhanced because of opportunities for students, resident physicians, and faculty to participate in health care responsibilities through the cooperative efforts of RNETHEALTH and UNIVERSITY; and

        WHEREAS, UNIVERSITY, pursuant to Section 6C-9.017, Florida Administrative Code, and in furtherance of its education, training, and service responsibilities, authorizes its professional faculty and staff, as an integral part of their academic activities and their employment as faculty and staff, to provide health, medical, and dental care and treatment to patients, including patients at independent hospitals, other institutions, and various other clinical sites; the Colleges of Medicine, Dentistry, and Health Professions are authorized, pursuant to said Section 6C-9.017, to develop and maintain faculty practice plans for the orderly collection and distribution of fees and income generated from such faculty practice activities; the College of Medicine has established and maintains such a faculty practice plan, known as the "College of Medicine Faculty Practice Plan";

        NOW, THEREFORE, in consideration of the terms and covenants hereinafter set forth, and the mutual benefits each unto the other flowing, the parties heretofore named hereby agree as follows:

        1. SERVICES. UNIVERSITY shall render to RNETHEALTH the following services:

               a. Clinical Content Services: In the first year of this Agreement, appropriately credentialled and qualified personnel of UNIVERSITY shall research, prepare, compile or create certain clinical content materials. The materials will be current and, in the case of original materials prepared by UNIVERSITY, designed for the education of the public. The materials will be kept up-to-date by UNIVERSITY based upon current research at prominent universities in the United States.

                        i. 50 "drug world" documents, to be authored or co-authored by Dr. Wayne Goodman, Dr. Mark Gold or Dr. John Gums, similar in format and content to Exhibit A

                        ii. 50 "disease world" documents, to be authored or co-authored by Dr. Wayne Goodman or Dr. Mark Gold,similar in format and content to Exhibit B

                        iii.    Original articles, pamphlets and booklets

        In subsequent years of this agreement, UNIVERSITY will review at appropriate intervals all UNIVERSITY materials and determine whether the materials are still correct. If revisions are deemed necessary by UNIVERSITY to its materials, UNIVERSITY shall make appropriate revisions.

        RNETHEALTH may convert materials created by UNIVERSITY and referenced above into a form ready for display on RNETHEALTH's on-line site and, with UNIVERSITY's permission, may combine in a non-confusing or misleading way such digitized versions with other digitized images, photographs, animation, video, audio text, software and other content.

               b. Editorial Review Services: Appropriate and qualified UNIVERSITY personnel will review documents and materials ["content"] provided by RNETHEALTH for clinical accuracy and appropriateness. After digitization or modification of content produced by UNIVERSITY as described in (a), above, UNIVERSITY shall review content in context with any additions made by RNETHEALTH for continued appropriateness. For all content so reviewed by UNIVERSITY, RNETHEALTH shall be entitled to place a Quality Assurance byline prominently on each page of the on-line site on which the content is viewed as follows:
"Clinically reviewed by [x], [y], and [z] at the University of Florida College of Medicine."

        2. TIME OBLIGATION. UNIVERSITY agrees that the services of the Faculty Physician under this Agreement shall be provided at times mutually agreed upon from time to time between UNIVERSITY and RNETHEALTH, depending upon the needs of RNETHEALTH and UNIVERSITY's programs.

        3. COMPENSATION. RNETHEALTH shall pay UNIVERSITY for the Services as follows:


                        a.      Clinical Content Services: In the first year

                        i. The sum of $2,000 per drug world produced (not to exceed an amount equal to $100,000)

                        ii. The sum of $2,500 per disease world produced (not to exceed an amount equal to $125,000)

                        iii. A continuing fee of $2,083 per month for all other original articles, pamphlets and books provided by qualified departmental personnel (for a period of one year not to exceed $25,000)

b. Editorial Services: A continuing fee of $4,167 per month (for a period of one year not to exceed $50,000)

In subsequent Renewal Terms (defined herein in Paragraph 6), RNETHEALTH shall pay to UNIVERSITY 20% of the first year payments for continued exclusive display or use of the contents provided by UNIVERSITY or materials editorially reviewed by UNIVERSITY (as provided under Paragraph 9, herein). The UNIVERSITY shall receive an amount equal to 1/12th of 20% of the first year's payment per month (not to exceed $5,000 per month).

        4. PAYMENT SCHEDULE. The costs associated with the drug worlds and disease worlds shall be paid in installments equal to 1/6th of the total costs payable to the UNIVERSITY's clinical practice plan. The first installment is due and payable to the UNIVERSITY upon execution of this Agreement.

For all other costs associated with this Agreement, including Editorial Services rendered and original articles, pamphlets and/or booklets, the UNIVERSITY shall submit a monthly invoices to be paid in accordance with RNETHEALTH's accounts payable procedures.

        5. CONFIDENTIALITY. It is the intention of the parties that all of the Services provided by the UNIVERSITY under this Agreement are for the purpose of developing and creating trade secrets of RNETHEALTH. UNIVERSITY shall hold as confidential all information (whether written or oral) received or created pursuant to this Agreement, subject to the provisions of applicable Florida law. UNIVERSITY will limit the receipt of any such information only to such of UNIVERSITY's employees performing services under this Agreement, and only on a "need to know" basis. Both parties acknowledge that Florida law may require the disclosure of documents which do not constitute trade secrets (or which meets certain other limited exemptions from disclosure under Florida law) to any person making a public records request. However, UNIVERSITY will give RNETHEALTH notice of any request for any documents related to this Agreement or the services rendered by UNIVERSITY under this Agreement (such notice to be given immediately upon UNIVERSITY's receipt of the request) and will provide to RNETHEALTH a copy of the request, as well as a statement as to when the law would require UNIVERSITY to respond to such request). To the extent permitted by law, UNIVERSITY will not respond to such request until RNETHEALTH has had a reasonable opportunity to evaluate and, if it so chooses, to object to the provision of the requested information. If RNETHEALTH shall object to the production of the information sought under the request, UNIVERSITY will cooperate with RNETHEALTH in such objection, but subject to UNIVERSITY's obligations under applicable Florida law.

        6. TERM/RENEWAL TERM/ AMENDMENTS. This Agreement shall commence on the Effective Date, and remain in full force and effect for a period of one year (the "Term"). Thereafter, the term of the Agreement shall automatically renew for successive one year periods (each a "Renewal Term") on the same terms and conditions hereunder unless either party gives written notice of its intent not to renew to the other party not later than ninety (90) days prior to the last day of the then current term. RNETHEALTH and UNIVERSITY agree that the terms of this Agreement may be revised at any time only by formal written amendment to this Agreement executed by both parties hereto.

        7. TERMINATION.

                a. During the Term, this Agreement may only be terminated with cause by either party upon written notice to the other party at least ninety (90) days prior to the intended date of termination. Thereafter, in any subsequent Renewal Term, this Agreement may be terminated with or without cause by either party in accordance with Paragraph 6.

                b. Subject to the provisions of this Agreement, UNIVERSITY shall have the right to terminate this Agreement at any time for refusal by RNETHEALTH to allow public access to all documents, papers, letters, or other materials subject to the provisions of Chapters 119 and 240.241, Florida Statutes, and made or received by RNETHEALTH in conjunction with this Agreement, not designated by RNETHEALTH to be confidential or proprietary information.

                c. Subject to the provisions of this Agreement, RNETHEALTH shall have the right to terminate this Agreement at any time upon the failure of UNIVERSITY to perform any of its obligations under this Agreement for more than ten
                        (10) calendar days after written notice thereof from RNETHEALTH.

        8. INDEPENDENT CONTRACTOR RELATIONSHIP. All parties expressly intend that with regard to the provisions of this Agreement said parties shall be independent contractors and no party hereto shall receive any other benefits besides those expressly provided for herein. Further, it is the express intent of the parties hereto that no agent, servant, contractor, or employee of one party be deemed an agent, servant, contractor, or employee of the other party. All personnel of UNIVERSITY rendering services pursuant to this Agreement shall be employees/agents of the University of Florida. Regardless of anything else contained in or implied from this Agreement, any employee of UNIVERSITY who may be performing the services herein described shall be under the exclusive control and direction of UNIVERSITY, but subject to the terms of this

Agreement. The students, faculty, or other employees of UNIVERSITY shall wear pictured name tags identifying their status with the University of Florida.

        9. NOTICES. All notices by either party required or permitted by this Agreement shall be in writing and delivered by registered or certified mail with the United States Postal Service, postage prepaid, return receipt requested, by overnight delivery (for which evidence of delivery is obtained by the sender), or by hand delivery, to the representatives specified herein. The name and address of the representative of UNIVERSITY for this Agreement is Wayne K. Goodman, M.D., Chairman, Department of Psychiatry, College of Medicine, P.O. Box 100256, Gainesville, FL 32610-0256, with copies provided to Susan B. Collingwood, Associate General Counsel, P.O. Box 100215, Gainesville, FL 32610-0215. The name and address of the representative of RNETHEALTH for this Agreement is Jay Handline, RNETHEALTH.COM, INC., 506 Santa Monica Blvd., Suite 400, Santa Monica, CA 90401, with copies to William D. Moses, Chief Executive Officer, 506 Santa Monica Blvd., Suite 400, Santa Monica, CA 90401. In the event that representatives change due to a change in personnel after execution of this Agreement, notice of the name and address of the new representative shall be furnished in writing to the other party and a copy of said notification attached to the originals of this Agreement.

        10. INTELLECTUAL PROPERTY. Copyright for original documents generated by UNIVERSITY pursuant to this Agreement will remain with UNIVERSITY. During the term of this agreement, under the conditions listed below, UNIVERSITY grants to RNETHEALTH a royalty-free exclusive license to use or publish the documents. Upon expiration, termination or cancellation of this Agreement, RNETHEALTH may purchase a continuing exclusive license to use or publish the documents, under the terms set out in Paragraph 3, above. The conditions for the license described herein are that:

        a. the documents always properly identify the author(s) and the author's affiliation with UNIVERSITY,

        b. if published on a website accessible anonymously by members of the general public, the documents are provided to the general public accessing such website free of charge,

        c. if published in traditional media ("paper" publishing), the documents are provided to the general public at RNETHEALTH's reasonable cost to produce the document.

RNETHEALTH shall have no authority to alter the contents of original copyrightable works of UNIVERSITY without UNIVERSITY's express consent in writing.

        11. USE OF NAME. No party to this Agreement shall use the name, logo or likeness of another party to this Agreement or of any other of the other party's staff in any signage, advertising or promotional material without the prior written consent of the party, which consent shall not be unreasonably withheld. Subject to prior approval by UNIVERSITY as described herein, RNETHEALTH shall be permitted to use the name and logo of UNIVERSITY and the name of Faculty Physician in published material created by UNIVERSITY pursuant to this agreement, and in published material about RNETHEALTH generally (including, without limitation, on RNETHEALTH's website). In documents, the size of UNIVERSITY's logo shall be consistent with the size of the text identifying Faculty Physician or Expert. The final text and logo shall be submitted to UNIVERSITY for approval in advance of its appearance in any such materials. The decision to consent or not consent shall be provided to the requesting party within five (5) business days following receipt of the request. RNETHEALTH shall at all times during the term of this Agreement be permitted to represent orally that UNIVERSITY, under the direction of Faculty Physician, is providing the services described in this Agreement, without having to obtain any consent from UNIVERSITY. The point of contact for UNIVERSITY in this regard is Arline Phillips-Han, CPRC, Director, Health Science Center Office of Public Information, P. O. Box 100253, University of Florida, Gainesville, FL 32610-0253, telephone (352) 392-9542, fax (352) 392-9220. In the event of the absence of Ms. Phillips Hon, the alternate point of contact in this regard is Rhona L. Williams, Assistant Vice President for Health Affairs, P. O. Box 100014, University of Florida, Gainesville, FL 32610-0014, telephone (352) 392-5953, fax (352) 392-9395. The point of contact for RNETHEALTH in this regard is Jay Handline, RNETHEALTH.COM, INC., 506 Santa Monica Blvd., Suite 400, Santa Monica, CA 90401, telephone (310) 393-3979, fax (310) 393-5749.

        12. PERFORMANCE CONTINGENCY. UNIVERSITY's performance and obligation under this Agreement shall be contingent upon an annual appropriation by the Florida Legislature.

        13. UNIVERSITY RESPONSIBILITY. UNIVERSITY assumes the full responsibility for the negligent acts and omissions of its agents, servants and employees committed within the course and scope of employment, subject to the provisions of FS 768.28.

        14. BINDING BY SIGNATURE. This Agreement is not binding on the parties until it has been signed by the Dean, College of Medicine, University of Florida, and the duly authorized representative of RNETHEALTH.

        15. GOVERNANCE. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

        16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together constitute one Agreement.

        17. ENTIRETY OF AGREEMENT. The terms set forth in this Agreement constitute all the terms and conditions agreed upon by the parties hereto with respect to the Services, and no other terms or conditions in the future shall be valid and binding on either party unless reduced to writing and executed by both parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed in several counterparts, each of which shall be deemed an original, as of the day and year first above set forth.


                                            UNIVERSITY OF FLORIDA, FOR AND ON
                                            BEHALF OF THE BOARD OF REGENTS OF
                                            THE STATE OF FLORIDA, FOR THE
                                            BENEFIT OF THE DEPARTMENT OF
                                            PSYCHIATRY, COLLEGE OF MEDICINE,
RNETHEALTH.COM, INC.                        UNIVERSITY OF FLORIDA


By: /s/ WILLIAM D. MOSES  4/15/00           By: /s/ KENNETH I. BERNS      4/6/00
   -------------------------------             ---------------------------------
    William D. Moses      Date              Kenneth I. Berns, M.D., Ph.D.  Date
    Chief Executive Officer                 Dean, College of Medicine
                                            University of Florida

ACKNOWLEDGING SIGNATURES TO AGREEMENT BETWEEN RNETHEALTH, UNIVERSITY OF FLORIDA, FOR CLINICAL CONTENT AND MEDICAL DIRECTOR SERVICES



                                         ACKNOWLEDGED:



                                         By: /S/ WAYNE K. GOODMAN      4/5/00
                                            ------------------------------------
                                            Wayne K. Goodman, M.D.      Date
                                            Chairman
                                            Department of Psychiatry
                                            College of Medicine
                                            University of Florida

                                    EXHIBIT A

GENERIC NAME: Alprazolam

BRAND NAME(S): Xanax(R)

AVAILABLE DOSES: 0.25, 0.5, 1, 2 mg tablets

PILL DESCRIPTION: As numerous brand and generic products are available, a description of all products is not feasible in this space.

FDA APPROVED INDICATIONS AND USES: Alprazolam is approved by the FDA for the treatment of anxiety and panic disorders.

"OFF-LABEL" INDICATIONS AND USES: Alprazolam has been used for other conditions including premenstrual syndrome and insomnia.

MECHANISM OF ACTION AND METABOLISM/ELIMINATION: Neurons use many different compounds, called neurotransmitters, to transmit information. A neuron will secrete a neurotransmitter from one end, and the next neuron will sense this though receptor proteins on its surface. Often, if the second cell senses enough of a neurotransmitter, then the second neuron will "fire," sending the information to the other neurons that it touches. Some neurotransmitters, however, cause the second neuron to "fire" less often. One such neurotransmitter is gamma-amino butyric acid (GABA). Benzodiazepines, such as alprazolam, bind to the GABA receptor protein, and make the GABA work more efficiently. This can cause some overactive neurons in the brain and spinal cord to "fire" less frequently. As a result, epileptic seizures are stopped, anxiety is reduced, muscles relax, and sedation occurs. Alprazolam is rapidly metabolized in the liver to two major metabolites, one active and the other inactive. The metabolites are eliminated in the urine.

HISTORY: Alprazolam was originally approved by the FDA in 1981.

DOSING: The typical starting dose of alprazolam in treatment of anxiety is usually 0.25-0.5 mg three times a day. The maximum daily dose 4 mg a day. Doses should be approximately 50% of that in children and the elderly. For treatment of panic, higher doses are used. The starting dose is 0.5 mg three times a day. This can be increased by 1 mg a day increments every 3-4 days. Frequently, doses above 4 mg a day are required. The maximum dose is 10 mg a day. For insomnia, 1-2 mg is given at bedtime. Doses should be reduced in patients with liver disorders.

SIDE EFFECTS AND COMPLIANCE ISSUES: The most common side effect (in >20% of patients) seen with alprazolam are drowsiness and loss of coordination. Other side effects, in decreasing order of frequency include memory impairment, constipation, dizziness, fatigue, and difficulty speaking clearly. Abrupt discontinuation of alprazolam in any patient can lead to a withdrawal syndrome, which can vary in severity depending on the dose and duration of alprazolam therapy, as well as patient-specific factors. For most patients, symptoms are mostly malaise (nausea, vomiting, fatigue), moodiness, and insomnia. In severe cases, it can be life-threatening, with rapid heart rate, and even seizures. In general, withdrawal symptoms are greater for a shorter-acting benzodiazepine, such as alprazolam, than they are for longer-acting benzodiazepines, such as diazepam (Valium(R)), though they may last for a somewhat shorter time. Withdrawal syndrome is particularly problematic in panic disorder patients, as their dose is high.

REASONS FOR DISCONTINUATION: The percentage of patients who discontinued the drug during clinical trials, or their reasons for doing so, are not readily available. In practice, some common reasons for discontinuation of therapy include sleepiness, depression, dizziness, nervousness, loss of coordination, and reduced intellectual ability.

CONTRAINDICATIONS, PRECAUTIONS (INCLUDING PREGNANCY AND LACTATION ISSUES):
Persons with hypersensitivity to alprazolam, and possibly other benzodiazepines, should not take this medication. Alprazolam should be used very cautiously in patients with pre-existing respiratory depression, such as those with end stage chronic obstructive pulmonary disease or severe sleep apnea. It should also be used cautiously in patients with central nervous system (CNS) depression, such as patients in shock or coma. Alprazolam should not be used in patients with narrow angle glaucoma or a history of drug abuse. Tolerance and addiction are both possible with alprazolam. Because of this, the FDA has classified alprazolam as a schedule C-IV drug. Alprazolam is categorized by the FDA as Pregnancy Category D. Studies have shown an increase in the risk of congenital malformations with use of other benzodiazepines in the first trimester of pregnancy. Thus, it should be avoided in pregnancy whenever possible. Alprazolam also is excreted into breast milk. As such, alprazolam is not recommended for breast-feeding mothers.

DRUG INTERACTIONS: Alprazolam can have additive to synergistic effects when combined with other CNS depressants. These include alcohol, barbiturates, opiates, and tricyclic antidepressants, among many others. These combinations can be fatal. Flumazenil may be used to reverse the effects of alprazolam, but its use has the potential to induce seizures. Certain drugs may lead to accumulation of alprazolam and an increased risk of side effects. Examples include ketoconazole (Nizoral(R)), itraconazole (Sporanox(R)), erythromycin, and fluoxetine (Prozac(R)). The accumulation is much more problematic in patients already taking high doses.

COST RANGE PER DOSE, PER MONTH OF TREATMENT: Depending on brand and dosage strength, costs will range from approximately $6-$88 for a month's treatment.

COST COMPARISON TO OTHER TREATMENT IN SAME DISEASE:

  ----------------------------------------------------------------------------------
  DRUG                         EXAMPLE DOSE              AVERAGE COST/MONTH
  ----------------------------------------------------------------------------------
  Alprazolam (Xanax(R))        0.5 mg three times a day  $9.20 ($85.60 for brand)
  ----------------------------------------------------------------------------------
  Diazepam                     5 mg twice a day          $7.40
  ----------------------------------------------------------------------------------
  Clonazepam                   0.5 mg twice a day        $17.40
  ----------------------------------------------------------------------------------
  Lorazepam                    1 mg three times a day    $44.20
  ----------------------------------------------------------------------------------
  BuSpar(R)                    10 mg twice a day         $75.70
  ---------------------------- ------------------------- ---------------------------

EFFICACY COMPARISON TO OTHER TREATMENT IN SAME DISEASE:

------------------------------------------------------------------------------------
DRUG                              ONSET         DURATION     SEDATION    DEPENDENCE
------------------------------------------------------------------------------------
Alprazolam (Xanax(R))         Minutes-hours   Intermediate     +++           ++
------------------------------------------------------------------------------------
Diazepam                      Minutes-hours       Long         +++           ++
------------------------------------------------------------------------------------
Clonazepam                    Minutes-hours       Long         +++           ++
------------------------------------------------------------------------------------
Lorazepam                     Minutes-hours      Short         +++           ++
------------------------------------------------------------------------------------
BuSpar(R)                       2-6 weeks        Short          -             -
------------------------------------------------------------------------------------

SAMPLE PATIENT EDUCATIONAL MATERIAL TO BE GIVEN AT TIME THAT RX IS WRITTEN OR
FILLED:

                              ALPRAZOLAM (XANAX(R))

        Alprazolam is a benzodiazepine used to help in the treatment of several different types of anxiety and panic disorders, and insomnia. It acts by inhibiting the firing of certain neurons in the brain and the spinal cord. For treatment of anxiety, the typical oral dose is approximately 0.5 mg three times a day. The maximum dose is 4 mg a day. Panic disorder requires higher doses for treatment. Doses are between 1-10 mg a day, divided into three doses, with an average of 5-6 mg a day. For insomnia, the doses are smaller, 1-2 mg a day, and taken as a single dose at bedtime. In children and the elderly, doses are typically about half of the usual dose. You should try not to miss any doses. If you do forget to take a dose, do not double your next dose. You should not increase your dose or take it more frequently than prescribed without your physician's permission. Doses may be taken with or without food.

        Alprazolam has been proven to be effective in the treatment of anxiety, reducing the number of anxiety symptoms by at least half for the average patient. As many as 82% of panic patients will have their panic attacks eliminated. Symptoms will generally improve rapidly, often after the first few doses. It may take somewhat longer for the full effects to be felt. It is unclear how long the patient should remain on alprazolam. Most clinical studies are for 3-4 months. However, it has proven to be effective in trials lasting up to 8 months. Maintenance doses can often be less than the initial therapeutic dose. This is not necessarily the case when alprazolam is used as a sleep aid. Tolerance often develops to the sedative actions of alprazolam, but the anti-anxiety effects do not seem to appreciably abate.

        The most common side effects seen with alprazolam are drowsiness and loss of coordination. Other side effects include memory impairment, constipation, dizziness, fatigue, and difficulty speaking clearly. Abrupt discontinuation of alprazolam in any patient can lead to a withdrawal syndrome, which can range from mild (malaise, insomnia) to severe (seizures, death). Alprazolam should always be slowly tapered down when discontinuing the medication. If it is difficult to taper a patient off of alprazolam without withdrawal symptoms (a frequent occurrence in patients with panic disorder), very slow taper can be tried. If that fails, a long-acting benzodiazepine, such as diazepam (Valium(R)) can be substituted for the alprazolam. This often allows discontinuance.

        Alprazolam can interact with a number of other medications. Ask your doctor or pharmacist if you have any questions about your medications. It should not be used in combination with other drugs which can cause sedation or decreased mental function. Such drugs include opiates, barbiturates, tricyclic antidepressants, and especially alcohol, among many others. These combinations can be fatal. Other drugs, such as ketoconazole (Nizoral(R)) and itraconazole (Sporanox(R)) can increase the amount of alprazolam by slowing its breakdown. This increases the risk of side effects substantially. The manufacturer does not recommend simultaneous use of these drugs with alprazolam.

                                    EXHIBIT B

[ILLEGIBLE LOGO]
TITLE: Depression World

DEFINITION: According to the DSM-IV, depression disorder can occur as any of the following: Major Depressive Disorder, Major Depressive Episode, Dysthymic Disorder, Adjustment Disorder with depressed mood, or Bipolar Disorder. Depression can be described as feeling sad, difficulty in thinking and concentration, lack of motivation, a decrease or increase in appetite and sleep, feelings of hopelessness, and sometimes suicidal tendencies.

A person suffering from MAJOR DEPRESSIVE DISORDER must have a depressed mood or loss of interest in daily activities for at least 2 weeks. This mood must be different from the person's normal mood. For example, academic, occupational, social and other functions must be negatively effected. A mood change due to substance abuse, medication, or a medical condition is not considered a major depressive disorder. Also, major depressive disorder can not be diagnosed in individuals with a history of manic depression, mixed episodes, or bipolar disorder.

A person suffering from MAJOR DEPRESSIVE EPISODE must have a depressed mood or loss of interest in daily activities for at least 2 weeks. This mood must be different from the person's normal mood. For example, academic, occupational, social and other functions must be negatively effected. There is a lost of interest or pleasure in nearly all activities. This person may describe their mood as depressed, sad, hopeless, discouraged, or "down in the dumps." Major depressive episode is part of another disorder such as major depressive disorder or bipolar disorder.

A person who suffers from DYSTHYMIC DISORDER exhibits an overwhelming yet lasting state of depression. This mood last for at least 2 years and more days than not. This person usually describes their mood as sad or "down in the dumps." During the two-year period, at least 2 of the following symptoms are present: poor appetite or overeating, insomnia or hypersomnia, low energy or fatigue, low self-esteem, poor concentration or difficulty making decisions, and feelings of hopelessness.

A person suffering from ADJUSTMENT DISORDER WITH DEPRESSED MOOD develops emotional or behavioral symptoms within 3 months of an identifiable stressor. Once the stressor terminates, symptoms do not occur for more than 6 months afterwards. Stressors can be a single event, multiple events, and a recurrent event or continuous event. Stressors may affect a single individual, a family, or large group. Persons have symptoms such as depressed mood, tearfulness, or feelings of hopelessness.

A person who suffers from BIPOLAR DISORDER may be diagnosed with either Bipolar I Disorder or Bipolar II Disorder. Individuals suffering from Bipolar I Disorder can exhibit a single manic episode, or the most recent episode may be hypomanic, manic, or mixed. Individuals suffering from Bipolar II Disorder presently have, or have a history of, one or more Major Depressive Episodes and at least one Hypomanic Episode. There has never been a manic episode or a mixed episode.

GOOD NEWS: The good news about depression is it is not an individual's fault or a flaw. There are resources now available allowing for people to become more knowledgeable and educate themselves about depression and it symptoms. Also, physicians are able to better properly diagnose patients with depression and offer treatment. There is more treatment available to help individuals with depression along with support organizations that spread awareness and educate people about depression.

Ten years ago, there were some effective treatments and cures for depression, but the real Good News then was that medicine had begun to clearly differentiate between a disease that was "depression," and a symptom of other diseases that appeared to be depression. This breakthrough was the result of interview schedules, self assessments, tests and diagnostic instruments that were developed and implemented by a handful of psychiatrists and neuroscientists who worked tirelessly, and often without recognition, to bring a new science to the practice of psychiatry and the relief of mental suffering. Those who worked in this new field called it the new medicine of the mind. But the "New" "Good News" that explains to patients why this is the best time in history to be depressed is more than the knowledge we now have about how the brain works and what probably is at the root of depression.

The progress of medication development for depression has also improved, thus enhancing the treatment of depression. Tranquilizers were the main treatment for depression starting in the 1950s. They were used for the slightest symptoms of depression. In 1952, chlorpromazine was discovered for treating psychosis. Drug treatment discoveries for depression during the 1960s were accidental. Research conducted for other purposes happen to show results that may help in treating depression. Lithium was introduced in the 1970s for bipolar disorder. And, imipramine was discovered for treating depression.

Today, there are four classes of medications: TCAs (tricyclic) and HCAs (heterocyclic), MAOIs (monoamine inhibitors) and SSRIs (selective serotonin re-uptake inhibitors). TCAs and HCAs were named for their chemical structure, and MAOIs and SSRIs were named for their neurochemical effects. SSRIs medications are the most commonly used for treating depression. Examples are Prozac, Paxil, Zoloft, and Luvox. A new class of drugs, recently approved by the FDA is bupropion. This group includes Venlafaxine, Nefazodine, and Mirtazapine. Also, alternative medicines, such as ST. John's Wort, are becoming more popular in treating depression today.

KNOWLEDGE: WHAT DO WE KNOW ABOUT DEPRESSION?
Depression disorders are among the most responsive to treatment. 80% of patients with depression show improvement and lead productive lives when given the proper treatment. Mental suffering comes in many forms; depression is one of the most common. Mental illness of some sort may affect up to 50 million of the USA's 252 million citizens at some point in their lives. Throughout the world, over one hundred million people are estimated to be suffering from severe biological depression requiring, although not necessarily receiving, a doctor's care. In the United States, that number may be as high as sixteen million. Along with the millions who exhibit overt symptoms of depression, hundreds of thousands of others suffer from grief, demoralization, negativism or "denial depression," in which they do not realize that their physical aches and pains are actually symptoms of depression.

Depression affects 10% of the population 18 years of age and older in a given year. More than 19 million, one out of ten adults, is affected by depression. According to the DSM-IV, depression disorder can occur as any of the following:
Major Depressive Disorder, Major Depressive Episode, Dysthymic Disorder, Adjustment Disorder with depressed mood, or Bipolar Disorder. Symptoms of depression are:
- Prolonged sadness or unexplained crying spells
- Significant changes in appetite, sleep patterns
- Irritability, anger, worry, agitation, anxiety
- Pessimism, indifference
- Loss of energy, persistent lethargy
- Feelings of guilt, worthlessness
- Inability to concentrate, indecisiveness
- Inability to enjoy former interests, social withdrawal
- Unexplained aches, pains
- Recurring thoughts of death or suicide

Women are twice as likely to suffer from depression compared to men. This two-to-one ratio holds firm regardless of race or ethnicity. 3 out of 100 persons 65 years of age and older suffers from depression. And a recent study using 9 to 17 year olds shows a 6% prevalence of depression with 4.9% suffering from major depression. In, 1997, suicide was the 3rd cause of death among 10 to 24 year olds. 7% of children suffering from depression will commit suicide in their younger adult years.

The precise causes of depression are not known. However, the broader forces that cause depression are known. These forces are biological, psychological, and social/cultural. The cause of illness and disease is an interplay or interaction of these forces, with some mainly due to a biological predisposition. Genetic endowment and stressful life events are also forces that cause depression.

Treatment of depression consists of psychotherapy, hospitalization, medication, electroconvulsive therapy, self-help, and a combination of psychotherapy and medication. Psychotherapy involves using psychological means to treat mental illness. Some examples of psychotherapy are cognitive-behavioral therapy, behavioral therapy, individual therapy, family therapy, and group therapy. Hospitalization is necessary when an individual has attempted suicide or has a plan for doing so. The preferred medications for depression are antidepressants. SSRIs (selective serotonin re-uptake inhibitors) are the most commonly prescribed (Prozac, Paxil, Zoloft, and Luvox). ECT (electroconvulsive therapy) is used as a last resort to treat depression. It is never used as an initial treatment. ECT can be seen as necessary when trying to prevent a patient from attempting suicide. Self-help consists of support groups allowing the patient to socialize with others. The patient is given the opportunity to share their experiences and feelings with people who are suffering from the same or similar disorder. Self-help books are also available to help with coping skills and explore emotions. The preferred treatment of choice, and the most commonly used, is a combination of psychotherapy and medication.

MIMICS:
Depression can be a biological illness for which you need a doctor. It can be the first sign of a developing, perhaps deadly physical illness. It can be a ""side effect" of virtually any prescription or illegal drug, or of physical illness. In any of these cases, traditional psychotherapy in the absence of appropriate medical diagnosis and care will not help you and may even hurt you. One recent study shows, for example, that the longer the delay in receiving appropriate medical care for major (biological) depression, the more likely it is that the condition will become chronic and possibly untreatable. Different types of depression share the same constellation of symptoms. You cannot know what kind of depression you have unless you consult a specialist in the differential diagnosis of depression: a biopsychiatrist. Today, most of physicians recognize that this is the type of psychiatry that gets the best results.

Major Depressive Disorder can not be diagnosed if there is a history of a Manic, Mixed, or Hypomanic Episode. Major Depressive Episodes in Major Depressive Disorder must be distinguished form a Mood Disorder due to a General Medical Condition (e.g. stroke). A Substance-Induced Mood Disorder must be distinguished form Major Depressive Episodes in Major Depressive Disorder by the fact that a substance is causing the mood disturbance (e.g. cocaine). Dysthmic Disorder and Major Depressive Disorder must be distinguished from one another. In Major Depressive Disorder, the depressed mood must be present for most of the day, nearly every day, for at least a 2-week period. In Dysthmic Disorder, the depressed mood must be present for more days than not for at least 2 years. Schizoaffective Disorder must be distinguished from Major Depressive disorder with the requirement that there must be at last 2 weeks of delusions and hallucinations occurring in the absence of mood symptoms. Depressive symptoms can occur with Schizophrenia, Delusional Disorder, and Psychotic Disorder not otherwise specified. However, such symptoms are considered associated features of these disorders. In elderly persons, Dementia must be distinguished from Major Depressive Disorder. This can be done through a general medical evaluation and helping to determine the premorbid state. Individuals with Major Depressive Disorder tend to have a normal premorbid state.

A Major Depressive Episode must be distinguished from a Mood Disorder due to a General Medical Condition (e.g. stroke). It must also be distinguished from a Substance-Induced Mood Disorder meaning a substance is causing the mood disturbance (e.g. cocaine). In elderly persons, Dementia must be distinguished from a Major Depressive Episode. This can be done through a general medical evaluation and helping to determine the premorbid state. Individuals with Major Depressive Disorder tend to have a normal premorbid state. A Major Depressive Episode with irritable mood can be difficult to distinguish from Manic Episodes with irritable mood or from Mixed Episodes. If symptoms are met for a Manic Episode and a Major Depressive Episode every day for at least 1 week, then it can be deemed a Mixed Episode. A Major Depressive Disorder and Attention-Deficit/Hyperactivity Disorder can consist of distractibility and low frustration tolerance. If symptoms are met for both, then Attention-Deficit/Hyperactivity Disorder can be diagnosed in addition to the mood disorder. Adjustment Disorder with Depressed Mood must be distinguished from a Major Depressive Episode by all symptoms of a depressive episode being met and not for the adjustment disorder. Periods of sadness must also be distinguished from a Major Depressive Episode as long as criteria for severity, duration and impairment are not met.

Dysthmic Disorder and Major Depressive Disorder share similar symptoms. Major Depressive Disorder usually consists of one or more Major Depressive Episodes that can be distinguished from the individual's normal functioning. Dysthmic Disorder involves chronic, less severe depressive symptoms that have been present for many years. Depressive symptoms are also associated with Chronic Psychotic Disorders (e.g. Schizoaffective Disorder, Schizophrenia, Delusional Disorder). Dysthmic Disorder can not be diagnosed if symptoms occur during a psychotic disorder. Dysthmic Disorder must be distinguished from a Mood Disorder due to a General Medical Condition (e.g. stroke). Dysthmic Disorder must be distinguished from a Substance-Induced Mood Disorder meaning a substance is causing the mood disturbance (e.g. cocaine).

Adjustment Disorder with Depressed Mood is a response to an identifiable stressor. Personality Disorders are also sometimes evoked by stress, and, in this case, Adjustment Disorder could not be diagnosed. However, if symptoms occur that are not characteristic of the personality disorder, then Adjustment Disorder can be additionally diagnosed. Posttraumatic Stress Disorder and Acute Stress Disorder are responses to the presence of extreme stressors and specific symptoms. A stressor of any severity and a wide possibility of symptoms can evoke adjustment Disorder. In Psychological factors affecting Medical Conditions, specific psychological symptoms can led to, complicate treatment of, or increase the risk of general medical conditions. In Adjustment Disorder, psychological symptoms develop in response to the stress of having or being diagnosed with a general medical condition. Some individuals may have both conditions. Bereavement is diagnosed instead of Adjustment Disorder when the reaction due to the loss of a loved one. However, Adjustment Disorder can be diagnosed if the reaction persist longer than expected.

Bipolar I Disorder must be distinguished from a depressed mood due to Mood Disorder due to a General Medical Condition (e.g. stroke). Bipolar I Disorder must be distinguished from a Substance-Induced Mood Disorder meaning a substance is causing the mood disturbance (e.g. cocaine). Bipolar I Disorder needs to be distinguished form Major Depressive Disorder and Dysthmic Disorder with a history of at least one Manic or Mixed Episode. Bipolar I Disorder is distinguished form Bipolar II Disorder by one or more Manic or Mixed Episodes. When a person diagnosed with Bipolar II Disorder develops a manic or mixed episode, the diagnosis is changed to Bipolar I Disorder. Bipolar I Disorder must be distinguished from Cyclothymic Disorder by one or more Manic or Mixed Episodes. If manic or mixed episodes occur after the first 2 years of Cyclothymic Disorder, then both Bipolar I disorder and Cyclothymic Disorder may be diagnosed.

Hypomanic and Major Depressive Episodes in Bipolar II Disorder must be distinguished from a Mood Disorder due to a General Medical Condition (e.g. hypothyroidism). A Substance-Induced Mood Disorder must be distinguished from Hypomanic and Major Depressive Episodes in Bipolar II Disorder by a substance causing the mood disturbance (e.g. a drug of abuse). Bipolar II Disorder must be distinguished form Major Depressive Disorder and Dysthmic Disorder by the person having a history if at least one Hypomanic Episode. Bipolar II Disorder must be distinguished form Bipolar I Disorder by one or more manic or mixed episodes. An individual who has been diagnosed with Bipolar II Disorder develops a manic or mixed episode, the diagnosis is changes to Bipolar I Disorder. Bipolar II Disorder must be distinguished form Cyclothymic Disorder by one or more Major Depressive Episodes. If a Major Depressive Episode occurs after the first 2 years of Cyclothymic Disorder, then both Bipolar II Disorder and Cyclothymic Disorder are diagnosed. Bipolar II Disorder must be distinguished form Psychotic Disorders by periods of psychotic symptoms occurring in the absence of mood symptoms.

WHO ARE THE EXPERTS?:

[US MAP]

DIAGNOSIS:
Arriving at a diagnosis can be the longest, most challenging, and most difficult step for a doctor. No two patients are identical in health or illness. Virtually no one will exhibit the ""classic" symptom and test result patterns described in textbooks. Often, too, a physician will be searching for a disease that is in a stage of development in which it does not exhibit its characteristic appearance.

The time it may take a physician to diagnose your problem may be long and frustrating, but it's worth the wait. The doctor who can pinpoint your problem is best equipped to target the treatment precisely. The medical diagnostic process begins with a clinical interview in which the doctor takes a history of the specific complaint and of your overall health as well as your family's health patterns. The doctor next performs an examination in which he or she hopes to see, feel, or demonstrate the presence of a particular illness or condition. Usually the physician will order lab tests. Together with the physician's clinical impression, the laboratory will help to confirm a diagnosis as well as to verify the progress of treatment.

Diagnoses made on the basis solely of a patient's symptoms are the least accurate or useful to a non-psychiatric physician. Symptoms are usually vague and often difficult to describe and to remember. Emotional symptoms tend to be the most unreliable because the patient's description of them is colored by the emotion itself. For example, if you are depressed and a doctor asks you how long you have felt that way, unintentionally you will probably exaggerate because depression distorts your sense of time. In addition, when you're depressed, it's difficult to remember events or experiences that occurred when you were not depressed. Similarly, if you're not depressed now, you won't remember many of the details of your last depression.

There is no ""mental" symptom that is specific to psychiatric illness alone. You could be standing on a street corner having bizarre Technicolor hallucinations and still not be ""crazy"; your visions may indicate you're in the midst of the aura that precedes a small percentage of migraine headaches. Visual hallucinations could also be symptomatic of a brain tumor, of cocaine or MDMA intoxication, or of alcohol or sleeping pill withdrawal. Or they could be a side effect of over-the-counter or other commonly prescribed medications. This means that no one--psychiatrist, internist, or psychologist--can conclude that a patient is in the midst of a major depressive episode without first ruling out possible organic causes.

Major Depressive Disorder:
-   Diagnostic criteria according to the DSM IV
A.  Single episode - presence of a single Major depressive episode
    Recurrent episode - presence of two or more Major depressive episodes (with an interval of at least 2 months)
B. The Major depressive episode is not necessarily caused by or cause schizophrenia, schizophreniaform disorder, delusional disorder, or psychotic disorders
C. The individual has never had a manic episode (a period of abnormal and persistent elevated, expansive, or irritable mood lasting at least 1 week), a mixed episode (manic and major depressive episode), or a hypomanic episode (a period of abnormal and persistent elevated, expansive, or irritable mood lasting at least 4 days and is clearly different from the unusual nondepressed mood)

Major Depressive Episode:
-   Diagnostic criteria according to the DSM IV
A. Five or more of the following symptoms have been present during that same two-week period. At least one of the symptoms is depressed mood or loss of interest or pleasure.

        1. depressed mood most of the day, nearly every day, as indicated by either subjective report (e.g., feels sad or empty) or observation made by others (e.g., appears tearful). (In children and adolescents, this may be characterized as an irritable mood.)
        2. markedly diminished interest or pleasure in all, or almost all, activities most of the day, nearly every day
        3. significant weight loss when not dieting or weight gain (e.g., a change of more than 5% of body weight in a month), or decrease or increase in appetite nearly every day.
        4. insomnia or hypersomnia nearly every day
        5. psychomotor agitation or retardation nearly every day
        6. fatigue or loss of energy nearly every day
        7. feelings of worthlessness or excessive or inappropriate guilt nearly every day
        8. diminished ability to think or concentrate, or indecisiveness, nearly every day
        9. recurrent thoughts of death (not just fear of dying), recurrent suicidal ideation without a specific plan, or a suicide attempt or a specific plan for committing suicide

B.  The symptoms do not meet criteria for a mixed episode.
C. The symptoms cause distress or impairment in social, occupational, or other areas of functioning.

D. The disturbance is not due to a direct physiological effect of a substance such as medication or drug abuse, or a general medical condition such as hypothyroidism
E. Symptoms are better noticed if person is not grieving over a loss, if symptoms persist longer than 2 months or there is functional impairment, preoccupation with worthlessness or suicide

Dysthymic Disorder:
-   Diagnostic criteria according to the DSM IV
A. depressed mood for most of the day and for more days than not for at least 2 years
B.  Two or more of the following present while depressed
    1.  poor appetite or overeating
    2.  insomnia or hypersomnia
    3.  low energy or fatigue
    4.  low self-esteem
    5.  poor concentration or difficulty making decisions
    6.  feelings of hopelessness
C. During the 2 year period (1 year for children or adolescents), the individual has not been without the criteria in A and B for more than 2 months at a time
D. No major depressive episode has been present during the first 2 years (1 year for children or adolescents)
E. There has never been a manic episode, a mixed episode, or a hypomanic episode
F. The disturbance does not occur exclusively during the course of a chronic Psychotic disorder (schizophrenia or delusional disorder)
G. The disturbance is not due to a direct physiological effect of a substance such as medication or drug abuse, or a general medical condition such as hyperthyroidism
H. The symptoms cause distress or impairment in social, occupational or other areas of functioning

Adjustment Disorder with depressed mood
-   Diagnostic criteria according to the DSM IV
A. The development of emotional or behavioral symptoms within 3 months of an identifiable stressor.
B.  Either of the following symptoms:
    1.  distress that is excess of what would be expected from the stressor.
    2.  significant impairment in social, occupational, or academic functioning.
C. The stress-related disturbance does not meet the criteria of another disorder.
D.  The symptoms are not bereavement.
E. Once the stressor has terminated, symptoms do not persist for more than 6 months.

Bipolar I Disorder
-   Diagnostic criteria according to the DSM IV
Single Manic Episode
A.  Presence of only one manic episode and no past major depressive episodes.
B.  The manic episode is not due to another disorder or condition.

Most recent episode hypomanic
A.  Currently, or most recently, in a hypomanic episode.
B.  There has previously been at least one manic episode or mixed episode.
C. Mood symptoms cause distress or impairment in social, occupational, or academic functioning.
D.  Symptoms are not due to another disorder.

Most recent episode manic
A.  Currently, or most recently, in a manic episode.
B. There has been at least one Major Depressive Episode, Manic Episode, or Mixed Episode.
C.  The symptoms are not due to another disorder.

Most recent episode mixed
A.  Currently, or most recently, in a mixed episode.
B. There has been at least one Major Depressive Episode, Manic Episode, or Mixed Episode.
D.  The symptoms are not due to another disorder.

Most recent episode depressed
A.  Currently, or most recently, in a Major depressive Episode.
B. There has been at least one Major Depressive Episode, Manic Episode, or Mixed Episode.
C.  The symptoms are not due to another disorder.

Most recent episode unspecified
A. Criteria are currently, or most recently, met for a Manic, Hypomanic, or Major Depressive Episode.
B.  There has been at least one manic episode or mixed episode.
C. Mood symptoms cause distress or impairment in social, occupational, or academic functioning.
D.  The symptoms are not due to another disorder.
E.  Symptoms are due to the effects of a substance or general medical condition.

Bipolar II Disorder
~   Diagnostic criteria according to the DSM IV
A.  One or more Major Depressive Episode.
B.  At least one Hypomanic episode.
C.  There has never been a manic episode or a mixed episode.
D.  The symptoms are not due to another disorder.
E. Mood symptoms cause distress or impairment in social, occupational, or academic functioning.

CHECKLIST:
Major depressive Disorder
Presence of a single major depressive episode      Y  [ ]   N  [ ]

Presence of two or more Major depressive episodes (with an interval of at least 2 months)

                                   Y [ ] N [ ]

Have you been diagnosed, or have a family history of, schizophrenia, schizophreniaform disorder, delusional disorder, or psychotic disorders?

                                   Y [ ] N [ ]

Have you ever had a manic episode (a period of abnormal and persistent elevated, expansive, or irritable mood lasting at least 1 week), a mixed episode (manic and major depressive episode), or a hypomanic episode (a period of abnormal and persistent elevated, expansive, or irritable mood lasting at least 4 days and is clearly different from the unusual nondepressed mood)?

                                   Y [ ] N [ ]

Major Depressive Episode
Five or more of the following symptoms have been present during that same two-week period. At least one of the symptoms is depressed mood or loss of interest or pleasure.

        1. depressed mood most of the day, nearly every day, as indicated by either subjective report (e.g., feels sad or empty) or observation made by others (e.g., appears tearful). (In children and adolescents, this may be characterized as an irritable mood.)

                                   Y [ ] N [ ]


        2. markedly diminished interest or pleasure in all, or almost all, activities most of the day, nearly every day

                                   Y [ ] N [ ]

        3. significant weight loss when not dieting or weight gain (e.g., a change of more than 5% of body weight in a month), or decrease or increase in appetite nearly every day.

                                   Y [ ] N [ ]

        4. insomnia or hypersomnia nearly every day

                                   Y [ ] N [ ]

        5.  psychomotor agitation or retardation nearly every day

                                   Y [ ] N [ ]

        6.  fatigue or loss of energy nearly every day

                                   Y [ ] N [ ]

        7. feelings of worthlessness or excessive or inappropriate guilt nearly every day

                                   Y [ ] N [ ]


        8. diminished ability to think or concentrate, or indecisiveness, nearly every day

                                   Y [ ] N [ ]

        9. recurrent thoughts of death (not just fear of dying), recurrent suicidal ideation without a specific plan, or a suicide attempt or a specific plan for committing suicide

                                   Y [ ] N [ ]

Do the symptoms cause distress or impairment in social, occupational, or other areas of functioning.

                                   Y [ ] N [ ]

Are you currently taking any medication?   Y  [ ]   N  [ ]

Are you abusing any substances (e.g. alcohol)?     Y  [ ]   N  [ ]

Have you been diagnosed with any medical conditions?

                                   Y [ ] N [ ]

Are you currently grieving over the loss of a loved one?

                                   Y [ ] N [ ]

Dysthmic Disorder
Depressed mood for most of the day and for more days than not for at least 2 years

                                   Y [ ] N [ ]

Two or more of the following present while depressed

    7.  poor appetite or overeating                Y  [ ]   N  [ ]
    8.  insomnia or hypersomnia                    Y  [ ]   N  [ ]
    9.  low energy or fatigue                      Y  [ ]   N  [ ]
    10. low self-esteem                            Y  [ ]   N  [ ]
    11. poor concentration or difficulty making decisions
                                                   Y  [ ]   N  [ ]
    12. feelings of hopelessness                   Y  [ ]   N  [ ]

During a 2 year period (1 year for children or adolescents), the individual has not been without the above criteria for more than 2 months at a time Y [ ] N [ ]

No major depressive episode has been present during the first 2 years (1 year for children or adolescents)
                                   Y [ ] N [ ]

Has there ever been a manic episode, a mixed episode, or a hypomanic episode

                                   Y [ ] N [ ]

Have you been diagnosed, or have a family history of, schizophrenia or delusional disorder?

                                   Y [ ] N [ ]

Are you currently taking any medication?           Y  [ ]   N  [ ]

Are you abusing any substances (e.g. alcohol)?     Y  [ ]   N  [ ]

Have you been diagnosed with any medical conditions?

                                   Y [ ] N [ ]

Do the symptoms cause distress or impairment in social, occupational or other areas of functioning?

                                   Y [ ] N [ ]

Adjustment Disorder with depressed mood
Has there been development of emotional or behavioral symptoms within 3 months of an identifiable stressor?

                                   Y [ ] N [ ]

Either of the following symptoms:
    3.  distress that is excess of what would be expected from the stressor.

                                   Y [ ] N [ ]

    4.  significant impairment in social, occupational, or academic functioning.

                                   Y [ ] N [ ]

Are you currently grieving over the loss of a loved one?

                                   Y [ ] N [ ]

Bipolar I Disorder
Single Manic Episode
Presence of only one manic episode and no past major depressive episodes.

                                   Y [ ] N [ ]

The manic episode is not due to another disorder or condition.

                                   Y [ ] N [ ]

Most recent episode hypomanic
Currently, or most recently, in a hypomanic episode.

                                   Y [ ] N [ ]

There has previously been at least one manic episode or mixed episode.

                                   Y [ ] N [ ]

Mood symptoms cause distress or impairment in social, occupational, or academic functioning.

                                   Y [ ] N [ ]


Most recent episode manic
Currently, or most recently, in a manic episode.   Y  [ ]   N  [ ]

There has been at least one Major Depressive Episode, Manic Episode, or Mixed Episode.

                                   Y [ ] N [ ]


Most recent episode mixed
Currently, or most recently, in a mixed episode.   Y  [ ]   N  [ ]

There has been at least one Major Depressive Episode, Manic Episode, or Mixed Episode.

                                   Y [ ] N [ ]


Most recent episode depressed
Currently, or most recently, in a Major depressive Episode.

                                   Y [ ] N [ ]

There has been at least one Major Depressive Episode, Manic Episode, or Mixed Episode.

                                   Y [ ] N [ ]

Most recent episode unspecified
Criteria are currently, or most recently, met for a Manic, Hypomanic, or Major Depressive Episode.

                                   Y [ ] N [ ]

There has been at least one manic episode or mixed episode.

                                   Y [ ] N [ ]

Mood symptoms cause distress or impairment in social, occupational, or academic functioning.

                                   Y [ ] N [ ]

Are you currently taking medication?               Y  [ ]   N  [ ]

Have you been diagnosed with a medical condition?  Y  [ ]   N  [ ]

Are you abusing any substances (e.g. alcohol)?     Y  [ ]   N  [ ]


Bipolar II Disorder
The presence of one or more Major Depressive Episode.

                                   Y [ ] N [ ]

At least one Hypomanic episode.                    Y  [ ]   N  [ ]

There has never been a manic episode or a mixed episode.

                                   Y [ ] N [ ]

Mood symptoms cause distress or impairment in social, occupational, or academic functioning.

                                  Y [ ] N [ ]

WHY BOTHER? : WHAT HAPPENS IF WE IGNORE THE DISEASE?
The effects of depression and its painful symptoms can devastate entire families. Suicide, often provoked by depression is increasing. In 1991, 30,000 people in the U.S. committed suicide and over 500,000 attempted suicide. Put another way, in a two-year period, as many Americans killed themselves as were killed in the entire Vietnam War.

Sociologically, mental illness affects our whole society. According to recent U.S. government figures, a third of the homeless suffer from untreated and severe mental illness. In fact, only 10%-20% of those who would benefit from medication actually receives treatment. Depression, untreated depression, can and does progress to the point where the person gives up hope and where the medications that may cure the problem early on, fail to work.

Suicide is not a disorder; rather it is a symptom of depression. Over 60% of suicides have depression. 5 million people, men, women, and every group of the population, think about suicide with approximately 30,000 completing suicide. Out of the 30,000, 30%-75% has had psychiatric treatment at some point. 20%-45% was receiving treatment at the time of their death. 70% of elderly persons completing suicide was in contact with their primary care physician within 1 month of suicide.

All suicidal behaviors occur in context with a mental disorder. At risk persons are those with a history of, or family history of, mental disorders and/or substance abuse. Suicide among adolescent males is usually due to depression including alcohol and substance abuse. Adolescent females complete suicide in response to a mood disorder not usually including alcohol use. White males
55 years and older have the highest rate of suicide. They are 6 times as likely to use alcohol as compared to the national average. Suicide is usually in response to alcohol use and a late onset of depression. Men are 4 times as likely to commit suicide than women, and women have higher rates of depression. Depression is difficult to diagnose among elderly persons because of physical illness; therefore, depression is not treated adequately.

CONDITIONAL RESOURCES:
NIMH (National Institute of Mental Health) website
NDMDA (national depression and Manic Depression Association) website Mentalhelp.net website
The Good News About Depression, Mark S. Gold, MD
DSM-IV
The International Journal of Neuropsychiatric Medicine

(C)Mark S. Gold, MD, 2000